Exhibit (c)(7)

                            SCUDDER TOTAL RETURN FUND

                             Redesignation of Series
                               (The "Instrument")

         The undersigned, being a majority of the Trustees of Scudder Total Return Fund, a Massachusetts business trust (the "Trust"), acting pursuant to
Article III, Section 1 of the Amended and Restated Agreement and Declaration of Trust, dated May 27, 1994, as amended (the "Declaration of Trust"), do hereby amend the Amended and Restated Establishment and Designation of Series of Shares of Beneficial Interest dated November 15, 2004, as filed with the Secretary of the Commonwealth of Massachusetts on November 24, 2004 as follows:

         The series presently designated as "Scudder Total Return Fund" is hereby redesignated as "DWS Balanced Fund."

         All  other  terms  and   conditions   of  the   Amended  and   Restated
Establishment and Designation of Series of Shares of Beneficial Interest dated November 15, 2004 shall remain in effect.

         The   foregoing    Redesignation   of   Series   shall   be   effective
February 6, 2006.
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         IN  WITNESS  WHEREOF,   the  undersigned  have  this  day  signed  this
Instrument.


/s/John W. Ballantine                       /s/Lewis A. Burnham
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John W. Ballantine, Trustee                 Lewis A. Burnham, Trustee


/s/Donald L. Dunaway                        /s/James R. Edgar
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Donald L. Dunaway, Trustee                  James R. Edgar, Trustee


/s/Paul K. Freeman                          /s/Robert B. Hoffman
----------------------------------          ----------------------------------
Paul K. Freeman, Trustee                    Robert B. Hoffman, Trustee


/s/William McClayton                        /s/William N. Shiebler
----------------------------------          ------------------------------------
William McClayton, Trustee                  William N. Shiebler, Trustee


/s/Robert H. Wadsworth                      /s/Shirley D. Peterson
------------------------------------        ------------------------------------
Robert H. Wadsworth, Trustee                Shirley D. Peterson, Trustee


/s/John G. Weithers
------------------------------------
John G. Weithers, Trustee


Dated:  November 16, 2005
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